EXHIBIT 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of May 23, 2013, is entered into by and among URS CORPORATION, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto as borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers”), each of the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Borrowers, certain financial institutions party thereto (the “Lenders”) and the Administrative Agent, among others, are parties to that certain Credit Agreement dated as of October 19, 2011, (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein.  Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed to such request.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

2. Interpretation.  The rules of interpretation set forth in Sections 1.02 through 1.09 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

3. Amendments to Credit Agreement.  Subject to the terms and conditions hereof and with effect from and after the Effective Date (defined below):

(a) New Definition.  The following new definition is hereby added to Section 1.01 of the Credit Agreement in correct alphabetical order:

“ ‘LIBOR Quoted Currency’ means each of the following currencies:  Dollars, Euro, British pound sterling, Swiss franc and Japanese yen.”

(b) New Section.  The following new Section 1.10 is hereby added to Article I of the Credit Agreement in correct numerical order:

“1.10           Interest Rates.   If at any time any interest rate quoted or otherwise made available from time to time under this Agreement in respect of any currency is no longer available generally, as determined by the Administrative Agent, then the Administrative Agent (after consultation with, and consent from, the Company) shall, by written notice to the Lenders and the Company, substitute such unavailable interest rate with another published interest rate that adequately reflects the all-in-cost of funds denominated in such currency to the Administrative Agent.”

(c) Amendments to Section 1.01 (Definitions).  Section 1.01 of the Credit Agreement is hereby amended as follows:

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(i)           The definition of “Eurocurrency Rate” is hereby amended and restated in its entirety as follows:

“ ‘Eurocurrency Rate’ means:

(a)           for any Interest Period with respect to a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, and if any such rate is below zero, then the “Eurocurrency Rate” shall be deemed to be zero;

(b)           for any Interest Period with respect to a Eurocurrency Rate Loan denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Rate or the successor thereto as approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other commercially available source providing BBSY quotations as may be designated by the Administrative Agent from time to time) at approximately 10:00 a.m. (Sydney time) two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) with a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, with a term equivalent to the number of months closest to such Interest Period);

(c)           for any Interest Period with respect to a Eurocurrency Rate Loan denominated in Canadian dollars, the rate per annum determined by the Administrative Agent on the basis of an average rate applicable to Canadian dollar bankers’ acceptances having a maturity comparable to the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc.’s definitions, as amended, restated, supplemented or otherwise modified from time to time), or any successor page, at approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day); provided that if, for any reason, such rate does not appear on the Reuters Screen CDOR Page on such day, then the “Eurocurrency Rate” on such day for any Eurocurrency Rate Loan denominated in Canadian dollars shall be calculated as the rate (rounded upwards to the nearest basis point) quoted by The Toronto-Dominion Bank (or its successors or assigns or such other bank listed in Schedule I to the Bank Act (Canada) as the Administrative Agent may from time to time designate) as its discount rate for the purchase of Canadian dollar bankers’ acceptances in an amount substantially equal to such Eurocurrency Rate Loan with a term comparable to such Interest Period at approximately 10:00 a.m. (Toronto time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day); and

(d)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.”

(ii)           The definition of “Interest Period” is hereby amended by deleting the references to “two weeks or” and “nine or” in such definition.

(d) Amendment to Section 2.02 (Borrowings, Conversions and Continuations of Loans).  Section 2.02(a) of the Credit Agreement is hereby amended by deleting the reference to “two weeks or” therein.

(e) Amendment to Section 2.03(a) (Letter of Credit Commitment).  Section 2.03(a)(i) of the Credit Agreement is hereby amended by inserting the phrase “or any Joint Venture” immediately after the phrase “for the account of the Company or its Subsidiaries” in each place where it occurs in such Section.

(f) Amendment to Section 2.03(b) (Procedures of Issuance and Amendment of Letters of Credit: Auto-Extension Letters of Credit).  Section 2.03(b)(ii) of the Credit Agreement is hereby amended by inserting the phrase “or Joint Venture” immediately after the word “Subsidiary” in the parenthetical “(or the applicable Subsidiary)” where it occurs in such Section.

(g) Amendment to Section 2.03(k) (Letters of Credit Issued for Subsidiaries).  Section 2.03(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or Joint Venture, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit in accordance with the terms hereof.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries or Joint Ventures inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries or Joint Ventures.”

(h) Amendment to Section 2.03(o) (Additional Letter of Credit Facilities).  Section 2.03(o) of the Credit Agreement is hereby amended by inserting the phrase “or Joint Ventures” immediately after the phrase “for the account of the Company or one or more of its Subsidiaries” where it occurs in such Section.

(i) Amendment to Section 7.07 (Restricted Payments).  Section 7.07 of the Credit Agreement is hereby amended by amending and restating the first paragraph thereof in its entirety as follows:

“Declare or make, directly or indirectly, any Restricted Payment if at the time of making such Restricted Payment, and after giving pro forma effect thereto (including any Indebtedness incurred in connection therewith), either (x) any Default shall have occurred and be continuing or would result therefrom or (y) the Consolidated Leverage Ratio is equal to or greater than 1.50 to 1.00 (it being understood that any Restricted Payment made when neither of the preceding conditions exist shall not at any later time constitute usage of any of the exceptions contained in (a) through (e) below regardless of any later change in the Consolidated Leverage Ratio), except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:”

4. Representations and Warranties.  The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(a) no Default has occurred and is continuing (or would result from the amendments contemplated hereby);

(b) the execution, delivery and performance by the Borrowers of this Agreement have been duly authorized by all necessary corporate or other organizational action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable, except as have been obtained or to the extent that failure to so obtain could not reasonably be expected to have a Material Adverse Effect and except that in case of court proceedings in a Luxembourg court, or presentation of the Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties;

(c) this Agreement constitutes the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights or by equitable principles or principles of public order relating to enforceability; and

(d) all representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection thereunder or under the Credit Agreement, are true and correct in all material respects (or, to the extent modified by materiality or Material Adverse Effect, in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, to the extent modified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date, and except that for purposes of this Section 4(d), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

5. Effective Date.

(a) This Agreement will become effective on the date on which each of the following conditions has been satisfied (the “Effective Date”):

(i) the Administrative Agent shall have received from the Borrowers and the Lenders a duly executed counterpart to this Agreement, each of which shall be originals, telecopies or “PDFs” (followed promptly by originals); and

(ii) unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of a single counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(b) For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has executed this Agreement and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

(c) From and after the Effective Date, the Credit Agreement is amended as set forth herein.  Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

6. Miscellaneous.

(a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Agreement.  This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Agreement.

(c) THIS AGREEMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT (AS AMENDED HEREBY) RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrowers shall bind such Lender or the Borrowers, respectively, with the same force and effect as the delivery of a hard copy original.  Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

(e) This Agreement, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This Agreement supersedes all prior drafts and communications with respect thereto.  This Agreement may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement (as amended hereby).

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(f) If any term or provision of this Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement or the Credit Agreement, respectively.

(g) This Agreement shall constitute a “Loan Document” under and as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

URS CORPORATION, as Company and a Borrower

By:	/s/ H. Thomas Hicks
Name:	H. Thomas Hicks
Title:	Chief Financial Officer

URS Corporation
First Amendment to Credit Agreement
Signature Page

URS CANADIAN OPERATIONS LTD., as a Borrower

By:	/s/ Judy L. Rodgers
Name:	Judy L. Rodgers
Title:	Treasurer

URS INTERNATIONAL HOLDINGS (UK) LIMITED, as a Borrower

By:	/s/ Randolph J. Hill
Name:	Randolph J. Hill
Title:	Director

URS GLOBAL LUXEMBOURG SARL, as a Borrower

By:	/s/ Joy Harris
Name:	Joy Harris
Title:	Director

URS LUXEMBOURG LLP, as a Borrower

By:	/s/ Joy Harris
Name:	Joy Harris
Title:	Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

URS INFRASTRUCTURE & ENVIRONMENT UK LIMITED, as a Borrower

By:	/s/ (Roy) Marrett A.V.
Name:	(Roy) Marrett A.V.
Title:	Director

URS CORPORATION GROUP LIMITED, as a Borrower

By:	/s/ (Roy) Marrett A.V.
Name:	(Roy) Marrett A.V.
Title:	Director

URS CANADA HOLDINGS LTD., as a Borrower

By:	/s/ H. Thomas Hicks
Name:	H. Thomas Hicks
Title:	Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

EXECUTED by URS ASIA PACIFIC PTY LTD (ACN 102 335 928) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Darren Cunliffe	/s/ Kevin Buckley
Signature of director	Signature of company secretary/director

Darren Cunliffe	Kevin Buckley
Name of director	Name of company secretary/director

EXECUTED by URS AUSTRALIA PTY LTD (ACN 000 691 690) in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Darren Cunliffe	/s/ Kevin Buckley
Signature of director	Signature of company secretary/director

Darren Cunliffe	Kevin Buckley
Name of director	Name of company secretary/director

URS Corporation
First Amendment to Credit Agreement
Signature Page

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender

By:	/s/ S. Michael St. Geme
Name:	S. Michael St. Geme
Title:	Managing Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Lender and L/C Issuer

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

BNP PARIBAS, as a Lender

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

BANK OF THE WEST, as a Lender

By:	/s/ Nicki Schroeder
Name:	Nicki Schroeder
Title:	Senior Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Christopher Hartzell
Name:	Christopher Hartzell
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

MIZUHO CORPORATE BANK, LTD., N.A., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

URS Corporation
First Amendment to Credit Agreement
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Teresa Wu
Name:	Teresa Wu
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ Vinay N. Desai
Name:	Vinay N. Desai
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

RBS CITIZENS, N.A., as a Lender

By:	/s/ Lisa A. Garling
Name:	Lisa A. Garling
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Troy Weaver
Name:	Troy Weaver
Title:	Senior Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ John Armstrong
Name:	John Armstrong
Title:	Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Craig Welch
Name:	Craig Welch
Title:	Senior Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ John Davey
Name:	John Davey
Title:	Director

URS Corporation
First Amendment to Credit Agreement
Signature Page

SOVEREIGN BANK, as a Lender

By:	/s/ James R. Riley
Name:	James R. Riley
Title:	Senior Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

WESTPAC BANKING CORPORATION, as a Lender

By:	/s/ David Brumby
Name:	David Brumby
Title:	Executive Director, Westpac Americas

URS Corporation
First Amendment to Credit Agreement
Signature Page

CAPITAL ONE, N.A., as a Lender

By:	/s/ Gina Monette
Name:	Gina Monette
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

COMERICA BANK, as a Lender

By:	/s/ Steve Clear
Name:	Steve Clear
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Jeremy Raichle
Name:	Jeremy Raichle
Title:	Relationship Manager

URS Corporation
First Amendment to Credit Agreement
Signature Page

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ John Lascody
Name:	John Lascody
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page

CITY NATIONAL BANK, as a Lender

By:	/s/ Jeanine Smith
Name:	Jeanine Smith
Title:	Vice President

URS Corporation
First Amendment to Credit Agreement
Signature Page